Exhibit 99.1

Consent of Director and Chairman Nominee of Verdant Earth Technologies Limited

I hereby consent to being identified as a director and chairman nominee in the Registration Statement on Form F-1 of Verdant Earth Technologies Limited and all pre and post-effective amendments and supplements thereto, including the prospectus contained therein, and to all references to me in connection therewith and to the filing of this consent as an exhibit to such Registration Statement and any amendments or supplements thereto.

/s/ Michael Allman
Name: Michael Allman

Date: November 15, 2021